SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
________________________________

Date of Report (Date of earliest event reported) January 28, 2004

REGAL-BELOIT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	200 State Street, Beloit, Wisconsin	53511
	(Address of principal executive offices)	(Zip Code)

(608) 364-8800
Registrant’s telephone number, including area code

Item 7. Financial Statements and Exhibits

a) Not applicable.

b) Not applicable.

c) Exhibits. The following exhibit is being filed herewith.

(99) Press Release of REGAL-BELOIT Corporation dated January 28, 2004

Item 9. Regulation FD Disclosure.

On January 28, 2004, REGAL-BELOIT Corporation (the “Company”) issued a press release disclosing, among other things, the Company’s fourth quarter financial results for the reporting period ended December 31, 2003. A copy of the Company’s press release is attached as Exhibit 99 to this Current Report on Form 8-K (this “Current Report”).

The Company intends that certain matters disclosed in this Current Report (including the exhibit hereto) are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, that could cause actual results to differ materially from those anticipated as of January 28, 2004. Factors that could cause such a variance include, but are not limited to, cyclical downturns affecting the markets for capital goods, substantial increases in interest rates which impact the cost of the Company’s outstanding debt, the success of the Company’s management in increasing sales and maintaining or improving the operating margins of its business, the availability of or material increases in the costs of select raw materials or parts, actions taken by competitors, and the Company’s ability to satisfy various covenant requirements under its credit facility. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this Current Report (including the exhibit hereto) are made only as of January 28, 2004, and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL-BELOIT CORPORATION

By: /s/ Kenneth F. Kaplan

Kenneth F. Kaplan

Vice President, Chief Financial Officer

and Secretary

Dated: January 28, 2004

Exhibit 99

REGAL-BELOIT CORPORATION REPORTS

FOURTH QUARTER AND YEAR 2003 FINANCIAL RESULTS

Fourth quarter 2003 EPS of $.24

improved 33% from $.18 in comparable 2002

January 28, 2004 (Beloit, WI): James L. Packard, Chairman and Chief Executive Officer of REGAL-BELOIT Corporation (AMEX:RBC), today reported 2003 net sales of $619.1 million and net income of $25.2 million, or $1.00 per share.

Fourth quarter 2003 net income and EPS were $6.1 million and $.24 per share, 34% and 33% increases, respectively, from $4.6 million and $.18 per share in the fourth quarter of 2002. Last year’s fourth quarter included an after-tax charge of $725,000, or $.03 per share, for plant consolidations. Excluding this charge, the net income and EPS increases this year would be 15% and 14%, respectively. Net income for 2003 of $25.2 million was 3% above $24.5 million in 2002, while EPS was $1.00 per share in 2003 compared to $1.01 last year.

Net sales of the Company were $152.1 million in the fourth quarter of 2003, a 4% increase from $146.0 million in comparable 2002. Net sales for 2003 were $619.1 million, 2% higher than 2002 net sales of $605.3 million. Mechanical Group net sales in 2003 were 2% and 3% below fourth quarter and year 2002 sales, respectively, while Electrical Group net sales were 7% and 5% above fourth quarter and year 2002 sales. (See accompanying financial schedules for segment data.)

Income from operations in the fourth quarter was $10.9 million for the Company, a 28% increase from 2002, improving to 7.2% as a percent of sales from 5.8% in comparable 2002. For the year 2003, income from operations was $45.9 million, a 2% decrease from 2002, with operating margin decreasing from 7.7% in 2002 to 7.4% in 2003.

Fourth quarter 2003 cash flow from operations of $16.8 million contributed to the full year 2003 total of $56.8 million. The 2003 operating cash flow enabled the Company to reduce its long-term debt during the year by $27.1 million to $195.7 million, after funding $18.0 million of capital expenditures and $12.0 million of dividends in 2003.

“The fourth quarter developed much as we had indicated in our October 2003 news release and conference call,” said Mr. Packard. “While our customers and the overall market place are increasingly more positive, fourth quarter average daily orders were up only slightly from the third quarter and our motor sales decreased seasonally as expected.”

“The facilities rationalizations and significant cost improvements implemented in 2003 were for the most part completed in the fourth quarter, and while these actions took longer then expected, we are confident they have positioned us well for the future and will give us the results planned.”

“As we now look to the first quarter and think about 2004,” added Mr. Packard, “we are encouraged by what appears to be a broad-based indication that the business environment is improving, and in fact the industrial base is re-emerging with some sustainable strength. We believe growth will develop gradually throughout the year, and that the industrial businesses will lag the general economy by three to six months. While we have some concerns about the pace of our growth opportunities and we are seeing significant raw material price increases, we are still estimating our earnings for the first quarter to be in the range of $.24 - $.28 per share.”

REGAL-BELOIT will be holding a telephone conference call pertaining to this news release at 10:00 AM CST (11:00 AM EST) on Wednesday, January 28, 2004. Interested parties should call 1-888-423-3280 a few minutes before the call is scheduled, referencing the REGAL-BELOIT conference call. A replay of the call will be available from 1:30 PM on January 28 through February 6, at 1-800-475-6701, access code 718269.

CAUTIONARY STATEMENT

The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this news release may be forward looking statements. Actual results may differ from those contemplated. Forward looking statements involve risks and uncertainties, including but not limited to, the following risks: 1) cyclical downturns affecting the markets for capital goods, 2) substantial increases in interest rates that impact the cost of the Company’s outstanding debt, 3) our success in increasing sales and maintaining or improving the operating margins of our businesses, 4) the availability of or material increases in the costs of select raw materials or parts, 5) actions taken by our competitors, and 6) our ability to satisfy various covenant requirements under our credit facility. Investors are directed to the Company’s documents, such as its Annual Report on Form 10-K and Form 10-Q’s filed with the Securities and Exchange Commission.

Corporate Offices

200 State Street Beloit, WI 53511-6254

608-364-8800 Fax: 608-364-8818

Website: www.regal-beloit.com

STATEMENT OF INCOME
In Thousands of Dollars	Three Months Ended,		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
Net Sales	$152,098	$146,008	$619,098	$605,292
Cost of Sales	115,392	113,752	472,343	462,149
Gross Profit	36,706	32,256	146,755	143,143
Operating Expenses	25,823	23,793	100,892	96,363
Income From Operations	10,883	8,463	45,863	46,780
Interest Expense	1,555	1,618	6,462	9,399
Interest Income	29	21	79	149
Income Before Taxes	9,357	6,866	39,480	37,530
Provision For Income Taxes	3,212	2,284	14,274	13,012
Net Income	$ 6,145	$ 4,582	$25,206	$24,518
Per Share of Common Stock:
Earnings Per Share	$ .25	$ .18	$1.01	$ 1.02
Earnings Per Share-Assuming Dilution	$ .24	$ .18	$1.00	$ 1.01
Cash Dividends Declared	$ .12	$ .12	$ .48	$.48
Average Number of Shares Outstanding	25,031,656	25,016,176	25,029,942	24,186,839
Average Number of Shares-Assuming Dilution	25,268,363	25,115,614	25,246,088	24,310,165

CONDENSED BALANCE SHEET
In Thousands of Dollars

	December 31, 2003	December 31, 2002
Assets
Current Assets:
Cash and Cash Equivalents	$ 9,100	$ 5,591
Receivables, less reserves of $1,432 in 2003 and $1,465 in 2002	85,468	79,099
Inventories	131,121	134,037
Other Current Assets	11,738	10,805
Total Current Assets	237,427	229,532
Net Property, Plant and Equipment	169,098	173,740
Goodwill	311,216	313,265
Other Noncurrent Assets	16,704	17,451
Total Assets	$ 734,445	$ 733,988

Liabilities and Shareholders’ Investment
Current Liabilities	$ 77,326	$ 72,127
Long-Term Debt	195,677	222,812
Other Noncurrent Liabilities	62,738	57,626
Shareholders’ Investment	398,704	381,423
Total Liabilities and Shareholders’ Investment	$ 734,445	$ 733,988

NOTES TO FINANCIAL STATEMENTS

1. Certain footnotes and other information normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted from these statements, and therefore these statements should be read in conjunction with the Company’s 2002 Annual Report and Securities and Exchange Commission filings.

SEGMENT INFORMATION
In Thousands of Dollars

	Mechanical Group				Electrical Group
	Three Months Ended		Twelve Months Ended		Three Months Ended		Twelve Months Ended
	December 31,		December 31,		December 31,		December 31,
	2003	2002	2003	2002	2003	2002	2003	2002
Net Sales	$44,744	$45,560	$180,741	$186,716	$107,354	100,448	$438,357	$418,576

Income From Operations	$3,158	$848	$13,349	$11,678	$7,725	$7,615	$32,514	$35,102